Exhibit 3.2

AMENDED AND RESTATED BYLAWS

of

DAWSON GEOPHYSICAL COMPANY

[as amended February 11, 2015]

AMENDED AND RESTATED BYLAWS

of

DAWSON GEOPHYSICAL COMPANY

[as amended February 11, 2015]

i

ARTICLE IV ACTIONS WITHOUT A MEETING; TELEPHONE MEETINGS; WAIVER OF NOTICE		13
Sec. 4:1.	Actions by Shareholders	13
Sec. 4:2.	Actions by Directors and Committee Members	14
Sec. 4:3.	Telephone Meetings	14
Sec. 4:4.	Waiver of Notice	14

ARTICLE V OFFICERS		14
Sec. 5:1.	Number and Qualification	14
Sec. 5:2.	Term and Compensation	14
Sec. 5:3.	Removal; Vacancies	15
Sec. 5:4.	Authority	15
Sec. 5:5.	President	15
Sec. 5:6.	Vice President	15
Sec. 5:7.	Secretary	16
Sec. 5:8.	Treasurer	16

ARTICLE VI CERTIFICATES OF STOCK		16
Sec. 6:1.	Certificates	16
Sec. 6:2.	Issuance	17
Sec. 6:3.	Payment for Shares	17
Sec. 6:4.	Pre-Emptive Rights	17
Sec. 6:5.	Lien	17
Sec. 6:6.	Lost, Stolen, or Destroyed Certificates	17
Sec. 6:7.	Registered Owner	18
Sec. 6:8.	Transfer of Shares	18

ARTICLE VII EXECUTIVE COMMITTEE		18
Sec. 7:1.	Designation; Authority; Responsibility	18
Sec. 7:2.	Procedure; Removal; Vacancies	18
Sec. 7:3.	Meetings; Quorum; Majority Vote	19
Sec. 7:4.	Action Without Meeting	19

ARTICLE VIII MISCELLANEOUS PROVISIONS		19
Sec. 8:1.	Notice	19
Sec. 8:2.	Tax Year and Seal	19
Sec. 8:3.	Checks and Notes; Books and Records	20
Sec. 8:4.	Limitation of Liability	20
Sec. 8:5.	Interested Directors, Officers, and Shareholders	21
Sec. 8:6.	Indemnification	21
Sec. 8:7.	Dividends and Reserves	24
Sec. 8:8.	Purchase Own Shares	24
Sec. 8:9.	Annual Statement	24
Sec. 8:10.	Construction	24
Sec. 8:11.	Amendment of Bylaws	24

ii

AMENDED AND RESTATED BYLAWS

of

DAWSON GEOPHYSICAL COMPANY

[as amended February 11, 2015]

ARTICLE I

OFFICES

Sec. 1:1.                                                  Registered Office and Agent.  The registered office of Dawson Geophysical Company (the “Corporation”) in the state of Texas is 350 N. St. Paul, Dallas, TX  75201.  The name of the registered agent at such address is CT Corporation System.

Sec. 1:2.                                                  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Sec. 2:1.                                                  Place of Meetings.  All meetings of the shareholders are to be held at such place, within or without the State of Texas, as is stated in the notice of the meeting.

Sec. 2:2.                                                  Annual Meetings.  An annual meeting of the shareholders shall be held on such date, and at such time, as the Board of Directors may fix each year.  At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

(A)                               Nominations of persons for election to the Board of Directors, and the proposal of business to be transacted by the shareholders, may be made at an annual meeting of shareholders:  (1) pursuant to the Corporation’s proxy materials with respect to such meeting; (2) by or at the direction of the Board of Directors; or (3) by any shareholder of record (the “Record Shareholder”) of the Corporation, at the time of the giving of the notice required in Subsection “(B)” to follow, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Sec. 2:2.  For the avoidance of doubt, clause “(3)” contained in the preceding sentence will be the exclusive means for a shareholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such Act, and the rules and regulations promulgated thereunder, to be hereafter referred to as the “Exchange Act”)) at an annual meeting of shareholders.

(B)                             For nominations or business to be properly brought before an annual meeting by a Record Shareholder pursuant to clause “(3)” contained in Subsection “(A)” above:

(1) the Record Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation; and (2) any such business must be a proper matter for shareholder action under Texas law.  To be timely, a Record Shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than sixty (60) or more than ninety (90) days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that, subject to the last sentence of this Subsection (B), if the meeting is convened more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Shareholder to be timely must be so received not later than the close of business on the later of: (1) the ninetieth (90th) day before such annual meeting; or (2) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least ten (10) days before the last day a Record Shareholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Shareholder’s notice herein required shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement was first made by the Corporation.  In no event may an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Shareholder’s notice.

(C)                               Such Record Shareholder’s notice shall set forth:

(1)                                 if such notice pertains to the nomination of directors, as to each person whom the Record Shareholder proposes to nominate for election or reelection as a director:

(a)                                 all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act;

(b)                                 any other information that the Record Shareholder believes would aid in the evaluation of the recommended individual;

(c)                                  written consent of the recommended individual to stand for election if nominated, to serve as a director if elected, and to comply with the expectations and requirements for service on the Board of Directors set forth in the Code of Ethics and any other applicable rule, regulation, policy, or standard of conduct applicable to the Board of Directors and its individual members;

(d)                                 all relevant information required to conduct an evaluation of such person; and

(e)                                  all other pertinent information that may be required by applicable laws.

(2)                                 as to any business that the Record Shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, and any material interest in such business of such Record Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(3)                                 as to the Record Shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):

(a)                                 the name and address of each such party;

(b)                                 (i) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party; (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation; (iv) any short interest in any security of the Corporation held by each such party (for purposes of this Subsection “(C),” a person will be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this Subsection “(C)” shall be supplemented by such shareholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); and

(c)                                  any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

(D)                               A person will not be eligible for election or re-election as a director at an annual meeting unless:  (1) the person is nominated by a Record Shareholder in accordance with Subsection “(A)(3)” above; or (2) the person is nominated by, or at the direction of, the Board of Directors.  Only such business may be conducted at an annual meeting of shareholders as has been brought before the meeting in accordance with the procedures set forth in Subsection “(C)” above.  The Chairman of the meeting will have the power and the duty to determine whether a nomination, or any business proposed to be brought before the meeting, has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed nomination or business may not be presented for shareholder action at the meeting and shall be disregarded.

(E)                                For purposes of these Bylaws, “public announcement” will mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(F)                                 This Sec 2:2 is expressly intended to apply to any proposal to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the foregoing provisions of this Sec. 2:2, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Sec 2:2.  Nothing in this Sec 2:2 may be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Sec. 2:3.                                                  Special Meetings.

(A)                               Special meetings of the shareholders may be called:  (1) by the President or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board; or (2) by the holders of at least ten percent (10%)  of all the shares entitled to vote at the proposed special meeting.  For purposes of these Bylaws the term “Whole Board” will mean the total number of authorized Directors whether or not there exist any vacancies in previously authorized directorships.  Subject to applicable law, the Board of Directors may postpone or reschedule any previously scheduled special meeting.  The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting.

(B)                               Only such business may be conducted at a special meeting of shareholders as has been brought before the meeting pursuant to the Corporation’s notice of meeting.  The notice of such special meeting shall include the purpose for which the meeting is called.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting:  (1) by or at the direction of the Board of Directors; or (2) by any Record Shareholder at the time of giving of notice provided for in this Subsection “(B),” who is entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in Sec. 2:2 “(C)” of these Bylaws.  Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders only if such Record Shareholder’s notice required by the preceding sentence has been received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event may an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a Record Shareholder’s notice.  A person will not be eligible for election or reelection as a director at a special meeting unless the person is nominated:  (1) by or at the direction of the Board of Directors; or (2) by a Record Shareholder in accordance with the notice procedures set forth in this Sec. 2:3.

(C)                               This Sec. 2:3 is expressly intended to apply to any proposal to be brought before a special meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act.  Notwithstanding the foregoing provisions of this Sec. 2:3, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Sec. 2:3.  Nothing in this Sec. 2:3 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Sec. 2:4.                                                  Notice.

(A)                               Written or printed notice stating the place, day, and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, personally, by electronic transmission, or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting.  If mailed, such notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his, her, or its address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

(B)                               Notice by Electronic Transmission.

(1)                                 On consent of a shareholder, notice from the Corporation may be given to the shareholder by electronic transmission.  The shareholder may specify the form of electronic transmission to be used to communicate notice.  The shareholder may revoke this consent by written notice to the Corporation.  The shareholder’s consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary, Assistant Secretary, or transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation, knows that delivery of these two electronic transmissions was unsuccessful.  The inadvertent failure to treat the unsuccessful transmissions as a revocation of shareholder consent does not invalidate a meeting or other action.

(2)                                 Notice under this Subsection “(B)” is deemed given when the notice is:

(a)                                 transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice;

(b)                                 transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice;

(c)                                  posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or

(d)                                 communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

(3)                                 An affidavit of the Secretary, Assistant Secretary, transfer agent, or other agent of the Corporation that notice has been given by electronic transmission is, in the absence of fraud, prima facie evidence that the notice was given.

Sec. 2:5.                                                  Order of Business at Meetings.  The order of business at annual meetings, and so far as practicable at other meetings of shareholders, will be as follows unless changed by the Board of Directors:

(A)                       Call to order

(B)                       Proof of due notice of meeting

(C)                       Determination of quorum and examination of proxies

(D)                       Announcement of availability of voting list

(E)                        Announcement of distribution of annual statement

(F)                         Reading and disposing of minutes of last meeting of shareholders

(G)                       Reports of officers and committees

(H)                      Appointment of voting inspectors

(I)                           Unfinished business

(J)                           New business

(K)                      Nomination of directors

(L)                        Opening of polls for voting

(M)                    Recess

(N)                       Reconvening; closing of polls

(O)                       Report of voting inspectors

(P)                         Other business

(Q)                       Adjournment

Sec. 2:6.                                                  Quorum; Majority Vote.  With respect to any meeting of shareholders, a quorum will be deemed present for any matter to be presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy.  Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder, or the refusal of any shareholder represented in person or by proxy to vote, will not affect the presence of a quorum at the meeting.  Unless otherwise provided in the Articles of Incorporation or these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time, and to such place, as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

Sec. 2:7.                                                  Voting.

(A)                               Vote Per Share.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

(B)                               Voting on Matters Other than the Election of Directors.  With respect to any matter, other than the election of Directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present will be the act of the shareholders, unless otherwise provided in the Articles of Incorporation or these Bylaws.

(C)                               Voting for the Election of Directors.  Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of shareholders at which a quorum is present.  At each election for Directors, every shareholder entitled to vote at such election will have the right to vote the number of shares owned by him, her, or it for as many persons as there are Directors to be elected and for whose election he, she, or it has a right to vote; cumulative voting is specifically prohibited.

Sec. 2:8.                                                  Voting by Proxy.  Any shareholder may vote either in person or by proxy executed in writing by the shareholder.  A telegram, telex, cablegram, or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Sec. 2:8.  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder.  No proxy will be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.  A proxy will be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Sec. 2:9.                                                  Voting List.  The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Alternatively, the list of shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting.  If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting.

Sec. 2:10.                                           Supermajority Vote for Business Combinations.  The affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Corporation at a duly called meeting of the shareholders will be required for the approval or authorization of:  (1) any merger or consolidation of the Corporation with or into another corporation or entity; or (2) any sale of all or substantially all of the Corporation’s assets to another corporation or entity.

Sec. 2:11.                                           Registered Holders of Shares, Closing of Share Transfer Records, and Record Date.

(A)                               Registered Holders as Owners.  Unless otherwise provided in the Act, and subject to the provisions of Chapter 8-Investment Securities of the Texas Business & Commerce Code, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Subsection “(B)” or “(C)” of this Sec. 2:11) as the owners of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, or giving proxies with respect to those shares.

(B)                               Fixing Record Dates for Matters Other Than Consents to Action.  For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records will be closed for a stated period but not to exceed, in any case, sixty (60) days.  If the share transfer records are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, will be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as above provided, such determination shall apply to any adjournment thereof (except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired).

(C)                               Fixing Record Dates for Consents to Action.  Unless a record date has previously been fixed or determined as above provided, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date may not precede, and may not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as provided by Sec. 4:1 of these Bylaws.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  Delivery to the Corporation’s principal place of business shall be addressed to the President or the principal executive officer of the Corporation.  If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by the Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

ARTICLE III

DIRECTORS

Sec. 3:1.                                                  Management.  The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors of the Corporation.  Directors need not be residents of the State of Texas or shareholders of the Corporation.

Sec. 3:2.                                                  Place and Notice of Directors’ Meetings.

(A)                               Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

(B)                               Regular meetings of the Board of Directors shall be held (without notice) immediately following the annual meeting of shareholders and at the same place unless (by unanimous consent of the Directors then elected and serving) such time or place is changed.  Special meetings of the Board of Directors may be called by the President on three (3) days’ notice to each Director either personally or by mail or by electronic transmission.  Special meetings shall be called by the President in like manner, and on like notice, in response to the written request of any three (3) Directors.  Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, unless required by these Bylaws.

(C)                               On consent of a Director, notice of the date, time, place, or purpose of a regular or special meeting of the Board of Directors may be given to the Director by electronic transmission.  The Director may specify the form of electronic transmission to be used to communicate notice.  The Director may revoke this consent by written notice to the Corporation.  The Director’s consent will be deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary of the Corporation or other person responsible for delivering the notice on behalf of the Corporation knows that the delivery of these two electronic transmissions was unsuccessful.  The inadvertent failure to treat the unsuccessful transmissions as a revocation of the Director’s consent will not invalidate a meeting or other action.  Notice under this Sec. 3:2 is deemed given when the notice is:

(1)                                 transmitted to a facsimile number provided by the Director for the purpose of receiving notice;

(2)                                 transmitted to an electronic mail address provided by the Director for the purpose of receiving notice;

(3)                                 posted on an electronic network and a message is sent to the Director at the address provided by the Director for the purpose of alerting the Director of a posting; or

(4)                                 communicated to the Director by any other form of electronic transmission consented to by the Director.

Sec. 3:3.                                                  Quorum of and Action by Directors.  A majority of the number of Directors fixed by, or in the manner provided in, the Articles of Incorporation or these Bylaws will constitute a quorum for the transaction of business.  The act of a majority of the Directors present at a meeting at which a quorum is present will be the act of the Board of Directors, unless the act of a greater number is required by law or the Articles of Incorporation or these Bylaws.

Sec. 3:4.                                                  Number and Election of Directors.

(A)                               The Board of Directors shall consist of not less than one nor more than nine (9) Directors.  The Directors are to be elected at the annual meeting of shareholders, except as hereafter provided.  Unless removed in accordance with the provisions of these Bylaws, each director will hold office for the term for which such director is elected and until such director’s successor has been elected and qualified.

(B)                               At any such time as the Board of Directors shall consist of nine (9) directors, the Board of Directors may by resolution classify the Board into three (3) classes, each class to consist of three (3) directors.  The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election.  At each annual meeting after such classification the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.

Sec. 3:5.                                                  Change in Number.  The number of Directors may be increased or decreased (within the limits stated in Sec. 3:4 above) by resolution of the Board of Directors, but no decrease may have the effect of shortening the term of any incumbent director.  Any directorship to be filled by reason of an increase in the number of directors is to be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Sec. 3:6.                                                  Removal.  A Director may be removed prior to the end of the term for which he or she is elected only “for cause” at a special or annual meeting of shareholders by the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares of the Corporation if notice of intention to act upon such matter has been given in the notice calling such meeting.  For this purpose, the term “for cause” will be deemed to mean:

(A)                               Commission of an act of gross negligence in the performance of his or her duties or obligations;

(B)                               Commission of any act of fraud, malfeasance, disloyalty, or breach of trust against the Corporation;

(C)                               Refusal, or substantial inability, to perform the duties assigned in good faith to him or her;

(D)                               Death; or

(E)                                Commission of acts of moral turpitude or dishonesty in Corporation’s affairs or gross insubordination or the equivalent.

Sec. 3:7.                                                  Resignation.  A Director may resign at any time by giving notice in writing or by electronic transmission to the Corporation.  The Director’s resignation will take effect on the date the notice is received by the Corporation, unless the notice prescribes a later effective date or states that the resignation takes effect on the occurrence of a future event.  If the Director’s resignation is to take effect on a later date or on the occurrence of a future event, the resignation will be deemed effective on the later date or when the event occurs.  The Director’s resignation will be irrevocable when it takes effect.  The Director’s resignation is revocable before it takes effect unless the notice of resignation expressly states that it is irrevocable.

Sec. 3:8.                                                  Vacancies.

(A)                               Any vacancy occurring in the Board of Directors (by death, resignation, removal, or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy is to be elected for the unexpired term of such director’s predecessor in office.

(B)                               A directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Sec. 3:9.                                                  Procedure.  The Board of Directors shall keep regular minutes of its proceedings.  The minutes shall be placed in the minute book of the Corporation.

Sec. 3:10.                                           Compensation.  By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Director.  No such payment will preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of the Executive Committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

Sec. 3:11.                                           Consideration of Fairness of Business Combinations.  The Board of Directors of the Corporation, when evaluating any offer of another party to:  (1) purchase or otherwise acquire all or substantially all of the properties or assets of the Corporation; (2) merge or consolidate the Corporation with or into another corporation or entity; or (3) make a tender or exchange offer for any equity security of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation:  (a) the fairness of the price or financial terms of the proposal; (b) the relationship of the proposal to the value of the Corporation in a transaction of a similar type resulting from arm’s length negotiations; and (c) the social and economic effects of the proposed transaction on the employees, shareholders, and other constituents of the Corporation and on the communities in which the Corporation operates or is located.

ARTICLE IV

ACTIONS WITHOUT A MEETING;
TELEPHONE MEETINGS; WAIVER OF NOTICE

Sec. 4:1.                                                  Actions by Shareholders.

(A)                               Any action required by the Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject to the consent.

(B)                               A telegram, telex, cablegram, or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this Sec. 4:1 if the transmission sets forth no change, or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission.  The date of transmission is the date on which the consent was signed.  Consent given by telegram, telex, cablegram, or other electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceeds of shareholder meetings are recorded.  Consent given by telegram, telex, cablegram, or other electronic transmission may be delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

(C)                               Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

Sec. 4:2.                                                  Actions by Directors and Committee Members.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.  A telegram, telex, cablegram, or other electronic transmission by a Director consenting to an action to be taken and transmitted by a Director is considered written, signed, and dated for the purposes of this Sec. 4:2 if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the Director and the date on which the Director transmitted the transmission.  Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

Sec. 4:3.                                                  Telephone Meetings.  Subject to the provisions required or permitted by the Act for notice of meeting, unless otherwise restricted by the Articles of Incorporation or these Bylaws, shareholders, members of the Board of Directors, or members of any committee designated by such Board, may participate in and hold a meeting of such shareholders, Board, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Sec. 4:3 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Sec. 4:4.                                                  Waiver of Notice.  Whenever any notice is required to be given to any shareholder or Director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  The business to be transacted at a regular or special meeting of the shareholders, Directors, or members of a committee of Directors or the purpose of a meeting is not required to be specified in a written waiver of notice or a waiver by electronic transmission.

ARTICLE V

OFFICERS

Sec. 5:1.                                                  Number and Qualification.  The officers of the Corporation will consist of a President, a Vice President, a Secretary, and a Treasurer, to be elected by the Board of Directors on the expiration of an officer’s term or whenever a vacancy exists.  The Corporation may also have such other officers including additional vice presidents and agents as the Board of Directors may deem necessary, each of whom may be elected by the Board at any meeting.  Any two or more offices may be held by the same person.  No officer or agent need be a shareholder, a Director, or a resident of the State of Texas.

Sec. 5:2.                                                  Term and Compensation.  Unless otherwise specified by the Board at the time of election or appointment or in an employment contract approved by the Board, each officer’s and agent’s term is to end at the first meeting of Directors held after the next annual meeting of the shareholders.  Such officer or agent shall serve until the end of such person’s term or, if earlier, such person’s death, resignation, or removal.  The compensation of senior officers and agents is to be fixed from time to time by the Board of Directors.

Sec. 5:3.                                                  Removal; Vacancies.  Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent or member of a committee will not of itself create contract rights.  Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

Sec. 5:4.                                                  Authority.

(A)                               All officers and agents of the Corporation, as between themselves and the Corporation, will have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

(B)                               In the discharge of any duty imposed or power conferred upon an officer of the Corporation, the officer may in good faith and ordinary care rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by:

(1)                                 one or more other officers or employees of the Corporation including members of the Board of Directors; or

(2)                                 legal counsel, public accountants, investment bankers, or other persons as to matters the officer reasonably believes are within the person’s professional or expert competence.

An officer is not relying in good faith within the meaning of this Subsection “(B)” if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by this Subsection “(B)” unwarranted.

Sec. 5:5.                                                  President.  The President will be the Chief Executive Officer of the Corporation; will have general and active management of the business and affairs of the Corporation; will preside as chairman at all meetings of the shareholders and the Board of Directors; and the Corporation’s day to day business operations; and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

Sec. 5:6.                                                  Vice President.  The Vice Presidents, in the order of their seniority unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties of the President.  They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Sec. 5:7.                                                  Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the executive committee when required.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.  The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the executive committee, affix the same to any instrument requiring it.  When so affixed, such seal is to be attested by the Secretary’s signature or the signature of the Treasurer or an assistant Secretary.  The Secretary shall perform such other duties and have such other authority and power as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Sec. 5:8.                                                  Treasurer.  The Treasurer will have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as is satisfactory to the Board for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in such person’s possession or under such person’s control belonging to the Corporation.  The Treasurer shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

ARTICLE VI

CERTIFICATES OF STOCK

Sec. 6:1.                                                  Certificates.  Every owner of shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such owner in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form, in conformity to law, as the Board of Directors shall prescribe.  Each certificate representing shares shall state upon the face thereof:  (a) that the Corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and (d) the par value of each share represented by such certificate or a statement that the shares are without par value.  Each certificate shall be signed by such officer or officers as the Board of Directors may prescribe, or, if not so prescribed, by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation.  Any or all of the signatures on the certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the

Corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer on the date of its issuance.  However, notwithstanding what is stated above, the Board of Directors may authorize the issuance of some or all of any or all classes or series of shares of the Corporation without certificates in conformity with the applicable requirements of the Act.  No authorization of uncertificated shares may affect previously issued and outstanding shares represented by certificates until such certificates have been surrendered to the Corporation.  Upon request, every holder of uncertificated shares will be entitled to receive a certificate.

Sec. 6:2.                                                  Issuance.  Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may from time to time determine.  Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

Sec. 6:3.                                                  Payment for Shares.  The consideration paid for the issuance of shares is to consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received.  Neither promissory notes nor the promise of future services may constitute payment or part payment for shares of the Corporation.  In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares will be conclusive.  When such consideration has been paid to the Corporation, the shares will be deemed to have been issued, the shareholder entitled to receive such issue will be a shareholder with respect to such shares, and the shares will be considered fully paid and nonassessable.  The consideration received for shares will be allocated by the Board of Directors in accordance with law between stated capital and capital surplus accounts.

Sec. 6:4.                                                  Pre-Emptive Rights.  No shareholder or other person may have any preemptive rights whatsoever to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares, or any other securities or property whatsoever.

Sec. 6:5.                                                  Lien.  For any indebtedness of a shareholder to the Corporation, the Corporation will have a first and prior lien on all shares of its stock owned by such shareholder and on all dividends or other distributions declared thereon.

Sec. 6:6.                                                  Lost, Stolen, or Destroyed Certificates.  The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate: (A) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (B) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (C) gives a bond in such form, and with such surety or sureties, with fixed or open penalty as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (D) satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed, or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

Sec. 6:7.                                                  Registered Owner.  Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices, and otherwise to exercise all the rights and powers of a shareholder.

Sec. 6:8.                                                  Transfer of Shares.  Transfers of shares of the Corporation shall be made only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case, with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

ARTICLE VII

EXECUTIVE COMMITTEE

Sec. 7:1.                                                  Designation; Authority; Responsibility.  The Board of Directors may, by resolution adopted by a majority of the full Board of Directors fixed by the Bylaws, designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members and, to the extent provided in such resolution, will have and may exercise all of the authority of the Board of Directors, except that no such committee may have the authority of the Board of Directors to amend the Articles of Incorporation, approve a plan of merger or consolidation, recommend to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amend, alter, or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation, fill vacancies in or remove members of the Board of Directors of any such committee, fix the compensation of any member of such committee, or alter or repeal any resolution of the Board of Directors which by its terms provides that it is not so amendable or repealable; and, unless such resolution, the Articles of Incorporation, or these Bylaws of the Corporation expressly so provide, no such committee may declare a dividend or authorize the issuance of shares of the Corporation.  The designation of such committee and the delegation thereto of authority will not operate to relieve the Board of Directors or any member thereof of any responsibility imposed by law.

Sec. 7:2.                                                  Procedure; Removal; Vacancies.  The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  The minutes of the proceedings of the executive committee are to be placed in the minute book of the Corporation.  Any member of the executive committee elected or appointed by the Board of

Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.  A vacancy occurring in the executive committee (by death, resignation, removal, or otherwise) may be filled by the Board of Directors in the manner provided above for original designation.

Sec. 7:3.                                                  Meetings; Quorum; Majority Vote.  The time, place, and notice (if any) of executive committee meetings shall be determined by the executive committee.  At meetings of the executive committee, a majority of the number of members designated by the Board of Directors will constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present will be the act of the executive committee except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.  If a quorum is not present at a meeting of the executive committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Sec. 7:4.                                                  Action Without Meeting.  Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee.  Any such signed consent, or a signed copy thereof, is to be placed in the minute book of the Corporation. Further, but subject to the provisions required or permitted for notice of meetings, the members of the executive committee may participate in and hold a meeting of such members of the executive committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision will constitute presence in person at such meeting except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Sec. 8:1.                                                  Notice.  Whenever by statute, the Articles of Incorporation, or these Bylaws notice is required to be given to a director or shareholder, and no provision is made as to how the notice is to be given, it is not to be construed to mean personal notice, but any notice may be given:  (A) in writing, by mail, sufficient postage prepaid, addressed to the director or shareholder at the address appearing on the books of the Corporation; or (B) in any other method permitted by law.  Any notice required or permitted to be given by mail will be deemed given at the time when the same is deposited in the United States mail.

Sec. 8:2.                                                  Tax Year and Seal.  The tax year of the Corporation is to be fixed by resolution of the Board of Directors.  The corporate seal (of which there may be one or more exemplars) will contain the name of the Corporation.  The seal may be used by impressing it or reproducing a facsimile of it or otherwise.

Sec. 8:3.                                                  Checks and Notes; Books and Records.

(A)                               All checks or demands for money and notes of the Corporation are to be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

(B)                               The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors, and each committee of its Board of Directors.  The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer.  Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares issued by the Corporation held by each of them.  Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written paper form within a reasonable time.  The principal place of business of the Corporation, or the office if its transfer agent or registrar, may be located outside the State of Texas.

(C)                               A Director may examine the Corporation’s books and records of account, share transfer records, corporate minutes, and any other corporate books and records for any purpose reasonably related to the Director’s service as a Director.

(D)                               Any person who has been a shareholder for at least six (6) months immediately preceding his, her, or its demand, or shall be the holder of at least five percent (5%) of all the outstanding shares of a Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes, and share transfer records, and to make extracts therefrom.

(E)                                Upon the written request of any shareholder of the Corporation, the Corporation shall mail to such shareholder its annual statements for its last fiscal year showing in reasonable detail its assets and liabilities and the results of its operations and the most recent interim statements, if any, which have been filed in a public record or otherwise published.  The Corporation shall be allowed a reasonable time to prepare such annual statements.

Sec. 8:4.                                                  Limitation of Liability.  No Director of the Corporation may be held personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director’s capacity as a Director, except that this paragraph does not eliminate or limit the liability of a Director for:  (1) breach of a Director’s duty of loyalty to the Corporation; (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which a Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director’s office; (4) an act or omission for which the liability of a Director is expressly provided for by statute; or (5) an act related to an unlawful corporate distribution.  Neither the amendment nor repeal of this Sec 8:4 may eliminate or reduce the effect of this Sec 8:4 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Sec 8:4, would accrue or arise, prior to such amendment or repeal.  If the Act or the Texas Miscellaneous Corporation Laws Act is hereinafter amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act or the Texas Miscellaneous Corporation Laws Act, as so amended from time to time.

Sec. 8:5.                                                  Interested Directors, Officers, and Shareholders.

(A)                               If Subsection “(B)” below is satisfied, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose.

(B)                               Subsection “(A)” above will apply only if:

(1)                                 The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee of the Board, or the shareholders; or

(2)                                 The material facts as to the relationship or interest of the Director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(3)                                 The material facts as to the relationship or interest of the Director or officer and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders.

(C)                               For purposes of Subsections “(A)” and “(B)” above, common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Sec. 8:6.                                                  Indemnification.

(A)                               The Corporation shall indemnify, to the extent provided in the following Subsections, any person who is or was a Director, officer, agent, or employee of the Corporation and any person who serves or served at the Corporation’s request as a Director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise.  In the event the provisions of indemnification set forth below are more restrictive than the provisions of indemnification allowed by Article 2.02-1 of the Act, then such persons named above shall be indemnified to the full extent Permitted by Article 2.02-1 of the Act as it may exist from time to time.

(B)                               In case of a suit by or in the right of the Corporation against a person named in Subsection “(A)” above by reason of such person’s holding a position named in such Subsection “(A),” hereafter referred to as a derivative suit, the Corporation shall indemnify such person for reasonable expenses actually incurred by such person in connection with the defense or settlement of the suit, but only if such person satisfies the standard in Subsection “(D)” to follow.

(C)                               In case of a threatened or pending suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a derivative suit, hereafter referred to as a non-derivative suit, against a person named in Subsection “(A)” above by reason of such person’s holding a position named in such Subsection “(A),” the Corporation shall indemnify such person if such person satisfies the standard contained in Subsection “(D),” for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the non-derivative suit as expenses (including court costs and attorneys’ fees), amounts paid in settlement, judgments, and fines.

(D)                               Whether in the nature of a derivative suit or non-derivative suit, a person named in Subsection “(A)” above will be indemnified only if it is determined in accordance with Subsection “(E)” below that such person:

(1)                                 acted in good faith in the transaction which is the subject of the suit; and

(2)                                 reasonably believed:

(a)                                 if acting in his official capacity as Director, officer, agent or employee of the Corporation, that his conduct was in the best interests of the Corporation; and

(b)                                 in all other cases, that his or her conduct was not opposed to the best interests of the Corporation.

(3)                                 in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that such person failed to satisfy the standard herein contained.

(E)                                A determination that the standard contained in Subsection “(D)” above has been satisfied must be made:

(l)                                     by a majority vote of a quorum consisting of Directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(2)                                 if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all

Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(3)                                 by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subparagraphs (1) or (2) above, or, if such quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors; or

(4)                                 by the shareholders in a vote that excludes the vote of Directors who are named defendants or respondents in the proceeding.

(F)                                 Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by paragraph “(E)(3)” above for the selection of special legal counsel.

(G)                               The Corporation may reimburse or pay in advance any reasonable expenses (including court costs and attorneys’ fees) which may become subject to indemnification under Subsections “(A)” through “(F)” above, but only in accordance with the provisions as stated in Subsection “(E)” above, and only after the person to receive the payment:  (i) signs a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under Subsection “(D);” and (ii) undertakes in writing to repay such advances unless it is ultimately determined that such person is entitled to indemnification by the Corporation.  The written undertaking required by this Subsection “(G)” must be an unlimited general obligation of the Director but need not be secured.  It may be accepted without reference to financial ability to make repayment.

(H)                              The indemnification provided by Subsections “(A)” through “(F)” above will not be exclusive of any other rights to which a person may be entitled by law, these Bylaws, agreement, vote of shareholders or disinterested Directors, or otherwise.

(I)                                   The indemnification and advance payment provided by Subsections “(A)” through “(G)” above will continue as to a person who has ceased to hold a position named in Subsection “(A)” above and will inure to such person’s heirs, executors, and administrators.

(J)                                   The Corporation may purchase and maintain insurance on behalf of any person who holds or has held any position named in Subsection “(A)” above against any liability incurred by such person in any such position, or arising out of such person’s status as such, whether or not the Corporation would have power to indemnify such person against such liability under Subsections “(A)” through “(G)” above.

(K)                              Indemnification payments and advance payments made under Subsections “(A)” through “(J)” above are to be reported in writing to the shareholders of the

Corporation at the next notice or waiver of notice of annual meeting, or within twelve months, whichever is sooner.

Sec. 8:7.                                                  Dividends and Reserves.  Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment will be at the discretion of the Board of Directors.  By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation as the Directors from time to time in their discretion think proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for any other purpose they believe to be beneficial to the Corporation.  The Directors may modify or abolish any such reserve in the manner in which it was created.

Sec. 8:8.                                                  Purchase Own Shares.  The Corporation may, directly or indirectly, purchase its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

Sec. 8:9.                                                  Annual Statement.  At least ten days before each annual meeting, the Board of Directors shall mail to each shareholder of record a full and clear statement of the business and condition of the Corporation including a reasonably detailed balance sheet, income statement, and surplus statement, all prepared in conformity with generally accepted accounting principles applied on a consistent basis.

Sec. 8:10.                                           Construction.  Whenever the context so requires, the masculine will include the feminine and neuter, and the singular will include the plural, and conversely.  If any portion of these Bylaws is determined invalid or inoperative, then, so far as is reasonable and possible, the remainder of these Bylaws is to be considered valid and operative, and effect is to be given to the intent manifested by the portion held invalid or inoperative.  The table of contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.

Sec. 8:11.                                           Amendment of Bylaws.  These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the Directors present at such meeting (provided that notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting).  This power is subject to repeal or change by action of the shareholders.

DATED to be effective February 11, 2015.